Exhibit 99.2

INDEX TO PRO FORMA FINANCIAL INFORMATION

Unaudited Pro Forma Consolidated Financial Statements:

Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2008	2
Unaudited Pro Forma Consolidated Statement of Income for the Nine Months Ended September 30, 2008	3
Unaudited Pro Forma Consolidated Statement of Income for the Year Ended December 31, 2007	4
Notes to Unaudited Pro Forma Consolidated Financial Statements	5

Federated Investors, Inc.

Unaudited Pro Forma Consolidated Balance Sheet

As of September 30, 2008

(dollars in thousands)

	Federated	Pro Forma Adjustments		Combined Pro Forma Federated
Current Assets:
Cash and cash equivalents	$44,881	$(30,368	)(a)	$14,513
Investments	15,114	—		15,114
Receivables, net	22,795	—		22,795
Other current assets	39,861	—		39,861

Total current assets	122,651	(30,368)		92,283

Long-Term Assets:
Goodwill and other intangible assets, net	576,978	30,131	(b)	607,109
Deferred sales commissions, net	36,960	—		36,960
Property and equipment, net	28,920	340	(c)	29,260
Other long-term assets	9,806	—		9,806

Total long-term assets	652,664	30,471		683,135

Total assets	$775,315	$103		$775,418

Current Liabilities:
Accrued expenses and accounts payable	$112,269	$103	(d)	$112,372
Short-term debt - recourse	30,594	—		30,594
Other current liabilities	32,944	—		32,944

Total current liabilities	175,807	103		175,910

Long-Term Liabilities:
Long-term debt - recourse	129,500	—		129,500
Long-term debt - nonrecourse	36,882	—		36,882
Long-term deferred tax liability, net	33,658	—		33,658
Other long-term liabilities	8,168	—		8,168

Total long-term liabilities	208,208	—		208,208

Total liabilities	384,015	103		384,118

Minority interest	1,506	—		1,506

Shareholders’ Equity:
Common stock	195,343	—		195,343
Other shareholders’ equity	194,451	—		194,451

Total shareholders’ equity	389,794	—		389,794

Total liabilities, minority interest, and shareholders’ equity	$775,315	$103		$775,418

See notes to unaudited pro forma consolidated financial statements.

Federated Investors, Inc.

Unaudited Pro Forma Consolidated Statement of Income

For the Nine Months ended September 30, 2008

(dollars in thousands, except per share data)

	Federated	Clover Capital Management	Pro Forma Adjustments		Combined Pro Forma Federated
Revenue:
Investment advisory fees, net	$587,697	$12,287	$—		$599,984
Administrative service fees, net	160,384	—	—		160,384
Other service fees, net	170,438	—	—		170,438
Other, net	3,393	29	—		3,422

Total revenue	921,912	12,316	—		934,228

Operating Expenses:
Marketing and distribution	324,799	—	—		324,799
Compensation and related	180,967	6,779	358	(e)	188,104
Other	140,728	1,897	989	(f)	143,562
			71	(g)
			(123	)(h)

Total operating expenses	646,494	8,676	1,295		656,465

Operating income	275,418	3,640	(1,295)		277,763

Nonoperating Income (Expenses):
Debt expense – recourse	(961)	—	—		(961)
Debt expense – nonrecourse	(2,232)	—	—		(2,232)
Other	2,009	31	(31	)(i)	1,247
			(762	)(j)

Total nonoperating (expenses) income, net	(1,184)	31	(793)		(1,946)

Income from continuing operations before minority interest and income taxes	274,234	3,671	(2,088)		275,817

Minority interest	5,861	—	—		5,861

Income from continuing operations before income taxes	268,373	3,671	(2,088)		269,956

Income tax provision	101,126	—	627	(k)	101,753

Income from continuing operations	$167,247	$3,671	(2,715)		$168,203

Earnings per share from continuing operations:
Basic	$1.68				$1.69
Diluted	$1.66				$1.66

Weighted average shares outstanding:
Basic	99,508				99,508
Diluted	101,028				101,028

See notes to unaudited pro forma consolidated financial statements.

Federated Investors, Inc.

Unaudited Pro Forma Consolidated Statement of Income

For the Year Ended December 31, 2007

(dollars in thousands, except per share data)

	Federated	Clover Capital Management	Pro Forma Adjustments		Combined Pro Forma Federated
Revenue:
Investment advisory fees, net	$726,459	$16,812	$—		$743,271
Administrative service fees, net	171,847	—	—		171,847
Other service fees, net	223,761	—	—		223,761
Other, net	5,577	—	—		5,577

Total revenue	1,127,644	16,812	—		1,144,456

Operating Expenses:
Marketing and distribution	354,407	—	—		354,407
Compensation and related	229,088	8,442	1,074	(e)	238,604
Other	186,956	2,533	1,319	(f)	190,701
			94	(g)
			(201	)(h)

Total operating expenses	770,451	10,975	2,286		783,712

Operating income	357,193	5,837	(2,286)		360,744

Nonoperating Income (Expenses):
Debt expense—recourse	(371)	—	—		(371)
Debt expense—nonrecourse	(5,101)	—	—		(5,101)
Other, net	722	916	(916	)(i)	(905)
			(1,627	)(j)

Total nonoperating (expenses) income, net	(4,750)	916	(2,543)		(6,377)

Income from continuing operations before minority interest and income taxes	352,443	6,753	(4,829)		354,367

Minority interest	5,765	—	—		5,765

Income from continuing operations before income taxes	346,678	6,753	(4,829)		348,602

Income tax provision	129,207	—	762	(k)	129,969

Income from continuing operations	$217,471	$6,753	$(5,591)		$218,633

Earnings per share from continuing operations:
Basic	$2.16				$2.17
Diluted	$2.12				$2.13

Weighted average shares outstanding:
Basic	100,855				100,855
Diluted	102,606				102,606

See notes to unaudited pro forma consolidated financial statements.

Federated Investors, Inc.

Notes to Unaudited Pro Forma Consolidated Financial Statements

Year Ended December 31, 2007,

And Nine Months Ended September 30, 2008

(1) Basis of presentation

On December 1, 2008, Federated Investors, Inc. (Federated) completed the acquisition of certain assets of Clover Capital Management, Inc. (Clover Capital) (Acquisition), a Rochester, New York-based investment manager that specializes in value investing. The transaction included an initial cash purchase price for the transaction of $30 million and may require a series of contingent payments totaling as much as $56 million over the next five years based on certain revenue growth targets. The transaction was accounted for as a purchase under U.S. GAAP.

The unaudited pro forma consolidated balance sheet as of September 30, 2008 has been prepared to give effect to the Acquisition as if such transaction occurred on September 30, 2008. The unaudited pro forma consolidated statements of income for the nine months ended September 30, 2008, and for the year ended December 31, 2007, have been prepared to give effect to the Acquisition as if such transaction occurred at the beginning of the periods presented.

The following is a description of the individual columns included in the unaudited pro forma consolidated financial statements:

Federated: The information presented as of and for the nine months ended September 30, 2008, was derived from Federated’s unaudited historical consolidated financial statements. The information for the year ended December 31, 2007, was derived from Federated’s audited consolidated financial statements for 2007.

Clover Capital Management: The information presented for the nine months ended September 30, 2008, was derived from Clover Capital’s unaudited historical financial statements. The information for the year ended December 31, 2007, was derived from Clover Capital’s audited financial statements for 2007. Information presented in this column includes certain reclassifications to conform Clover Capital’s financial statements with Federated’s presentation.

Pro Forma Adjustments: The pro forma adjustments are based on available information and certain assumptions that Federated believes are reasonable under the circumstances. The adjustments represent adjustments that are directly attributable to the Acquisition. These adjustments are considered to have a continuing impact on the financial position and results of operations of Federated.

These unaudited pro forma consolidated financial statements and notes thereto are provided for informational purposes only and do not purport to be indicative of the actual financial position or results of operations that would have been reported had such transaction been completed on the dates indicated or of future results of operations. In addition, the unaudited pro forma consolidated financial statements do not include any synergies that may be realized as a result of combining the entities.

These unaudited pro forma consolidated financial statements should be read in conjunction with Federated’s Annual Report on Form 10-K for the year ended December 31, 2007, Quarterly Reports on Form 10-Q for the periods ended March 31, 2008, June 30, 2008 and September 30, 2008 and Current Report on Form 8-K filed December 2, 2008.

(2) Pro forma adjustments

(a)	To record the total cost of the Acquisition which was equal to $30.4 million and included $30.0 million in upfront consideration and $0.4 million in other direct costs of the Acquisition.

(b)	To record the fair value of the assets acquired including identifiable intangible assets. For purposes of the accompanying pro forma consolidated financial statements, Federated has recorded the acquired intangible assets and liabilities assumed using preliminary estimates of fair value as of the acquisition date. A valuation is currently in progress to determine the fair value of those assets. Preliminary valuation results indicate that the acquired assets include customer relationships, noncompete agreement, tradename and goodwill. However, the final purchase price allocation may differ materially from the preliminary allocation.

(c)	To record the fair value of property and equipment acquired.

(d)	To record assumed liabilities for employee-related costs incurred in connection with the Acquisition.

(e)	To adjust compensation expense in accordance with compensation arrangements agreed to in connection with the Acquisition.

(f)	To record amortization expense based on preliminary estimates of fair value and an estimated weighted-average useful life of 10 years for the amortizable intangible assets including customer relationships and a noncompetition agreement. Should the actual allocation of the purchase price differ materially from the pro forma allocation as described in Note (2)(b) above, actual amortization expense could differ materially from pro forma amortization.

(g)	To record estimated depreciation expense based on the fair value of fixed assets acquired and useful lives assigned as of the Acquisition date.

(h)	To eliminate historical depreciation expense recorded by Clover Capital.

(i)	To eliminate the income recognized on Clover’s historical financial statements which related to cash on hand and investments that Federated did not acquire.

(j)	To give effect to forgone interest income from invested cash of Federated as a result of using cash equal to $30.4 million for the Acquisition. Average annual interest rates of 3.10% and 5.17% were used to calculate foregone interest for the nine months ended September 30, 2008, and the year ended December 31, 2007, respectively.

(k)	To reflect the income tax impacts of the pro forma adjustments described above and to record tax on Clover Capital’s historical results at the statutory rate in effect during the income statement periods in accordance with Article 11 of Regulation S-X.